UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

FRESH VINE WINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission to a Vote of Security Holders.

On December 13, 2023, Fresh Vine Wine, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). The items voted on at the Annual Meeting and the results of such voting are set forth below:

(1)	The stockholders elected four directors to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric Doan	7,164,516	91,476	1,893,895
Michael Pruitt	7,185,726	70,266	1,893,895
Brad Yacullo	5,574,866	1,681,126	1,893,895
David Yacullo	7,176,955	79,037	1,893,895

(2)	The stockholders ratified the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for fiscal year 2023. There were 8,968,757 votes cast for the proposal; 34,287 votes were cast against the proposal; 146,843 votes abstained; and there were no broker non-votes.

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: December 13, 2023	By:	/s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

2